EXHIBIT 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Confidential Settlement Agreement and Mutual Release (“Agreement”) is entered into by and between ADAR BAYS LLC (“ADAR”), to the benefit of Samuel Eisenberg and Sarah Eisenberg, each in their personal capacity, PUGET TECHNOLOGIES, INC. (“PUGET”), HERMANN C. BURCKHARDT (“Burckhardt”), and THOMAS A. JASPERS (“Jaspers,” together with Burckhardt and Puget, the “Puget Parties” and together with ADAR, the “Parties”).

Background

WHEREAS, on or about January 30, 2015, PUGET executed a Convertible Redeemable Promissory Notes to ADAR (the “Note”) in the amount of $75,000 and a Securities Purchase Agreement (the “SPA”) together with agreements related thereto; and

WHEREAS, the Note provided that, at any time after execution, ADAR has the right to convert all or part of the Note into shares of PUGET common stock (the “Common Stock”); and

WHEREAS, PUGET concurrently with the Note, issued a letter to its transfer agent, Direct Transfer, LLC (“Direct Transfer”) irrevocably authorizing and instructing Direct Transfer to reserve a sufficient number of shares to comply with the Note’s terms and to allow such conversions by ADAR; and

WHEREAS, on or about October 15, 2015, Burckhardt emailed ADAR a copy of a “Civil Theft Letter,” accompanied by an opinion letter from PUGET’s counsel dated October 16, 2015; and on October 20, 2015, PUGET announced in its public 8-K filing that ADAR was the subject of an “investigation” and attached the text of the Civil Theft Letter to such filing; and

WHEREAS, ADAR duly submitted several Notices of Conversion to convert portions of the balance of the Note into shares of PUGET Common Stock, leaving a principal and interest balance of $65,000.00 on the Note and PUGET has not honored certain Notices of Conversion; and

WHEREAS, on or about November 10, 2015], ADAR filed an action entitled ADAR BAYS LLC v Puget Technologies Inc. and Hermann Burckhardt in the United States District Court for the Southern District of New York (the “Court”), Case No. 15-cv-08860 (the “Civil Action”) for securities fraud, specific performance, defamation, and related causes of action as set forth in the Complaint filed in the Civil Action; and

WHEREAS, on or about December 4, 2015, ADAR filed an Amended Complaint against the same Defendants filed in the public docket as Docket Entry No. 34; and

WHEREAS, on or about December 10, 2015, on motion from ADAR, the Court issued a preliminary injunction order (the “PI Order”), inter alia, directing PUGET to comply with all conversion requests made by ADAR during the pendency of the action, and to file a proxy statement with the SEC, as set forth more fully in the transcript of proceeding and Court Order, filed in the public docket as Docket Entry No. 37; and

WHEREAS, to date PUGET has been unable to comply with the Preliminary Injunction Order; and

WHEREAS, ADAR  subsequently filed  Amended Complaints, asserting additional causes of action for fraudulent conveyance and other causes of action under the Debtor and Creditor Law (“DCL”), as set forth in such Amended Complaint filed in the public docket as Entry No.72; and

WHEREAS, on or about September 30,  2016, Defendants filed an Answer with a counterclaim against ADAR and purported third party complaint against several individuals [Docket Entry 78] but to date have not requested the issuance of summonses or otherwise served the purported Third Party Complaint; and

WHEREAS, ADAR moved to dismiss the Counterclaim and purported Third-Party Complaint by motion dated on or about October 14, 2016 (Docket Entry No. 79); and

WHEREAS, on or about November 10, 2016, Defendants filed a motion for leave to amend their Answer, Counterclaim and Third-Party Complaint, filed in the public docket as Docket Entry No. 86; and

WHEREAS, on or about February16,  2017, a Settlement Conference was held before the Court, and the parties agreed to settle any and all outstanding disputes between them pursuant to a settlement agreement as set forth herein (the “Agreement”); and

WHEREAS, the Parties have requested that the Court stay the current action pending the Parties’ compliance with this Agreement;

N O W, T H E R E F O R E,

In consideration of the foregoing recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.

Dismissal of the Civil Action With Prejudice and Execution of Confession of

  Judgment

Upon PUGET’s and the Puget Parties’ execution of this Agreement and upon PUGET’s and the Puget Parties’ compliance with all of their obligations set forth in this Agreement, the Civil Action shall be dismissed with prejudice and without any special imposition of costs, fees and/or further attorneys’ fees. PUGET shall upon execution of this Agreement voluntarily dismiss its Counterclaim with prejudice and without any special imposition of costs, fees and/or attorneys’ fees and its Third-Party Complaint prejudice as against ADAR as third-party defendants therein, and PUGET shall also execute a confession of judgment in favor of ADAR in the amount of One Hundred Seventy Seven Thousand Dollars ($177,000.00), representing the amount of 150% of the principal, interest and attorneys’ fees owing to ADAR, which confession of judgment shall only be effective against PUGET in the event of its failure to comply with its obligations under this Agreement.

 Section 2.

Settlement Payments and Delivery of Shares of Stock

In consideration of ADAR’s agreement to dismiss the Civil Action with prejudice,  PUGET shall, no later than July 1, 2017, proceed to expand PUGET’S authorized capital in compliance with the Court’s prior order by obtaining expeditiously the requisite shareholder approval therefor so as to enable ADAR to convert additional amounts of PUGET common stock at a maximum volume of Eighteen Percent (18%) or, AT A MINIMUM, up to Two Thousand Dollars ($2,000.00) per day (the “Maximum Conversion Rate”); in order to pay to ADAR the sum of Sixty Five Thousand Dollars ($65,000.00) in principal and interest (the “Principal and Interest”) and the sum of Fifty Three Thousand Dollars ($53,000.00) in attorneys’ fees (the “Attorneys’ Fees”), for a total of  One Hundred Eighteen Thousand Dollars ($118,000.00) (the “Settlement Amount”) for conversion under the terms of the Note, and the Second Note described below; provided, however, that PUGET may prepay (at any time before and/or during ADAR’s conversion of the amounts due under the Note) any balance due on the Settlement Amount with an additional payment of a Forty-Five Percent (45%)Premium on the outstanding amount due of Principal and Interest at the time of such prepayment (with no Premium on the Attorneys’ Fees). To that effect, the Puget parties shall establish with Direct Transfer, or any other designated transfer agent upon notice to ADAR, a reserve of shares of PUGET common stock for the benefit of ADAR in an amount that would be sufficient to satisfy the amount of shares required to be delivered  to satisfy the terms of the Note and the Second Note (the “Special ADAR Share Reserve”).  The Principal and Interest remain subject to the terms specified in the Note, the terms of which PUGET accepts and reaffirms.  The Attorneys’ Fees may, however, as an alternative to the payment by conversion be made via wire, or be made the subject of a further convertible redeemable promissory note (the “Second Note”) to ADAR, under the same terms and conditions specified in the Note, and shall be verified to PUGET by copies of law firm statements and/or cancelled checks payable to Plaintiff in reference to the Civil Action.

Section 3.

Retraction of Previous SEC Filings

In addition to the PUGET obligations set forth in Section 2 herein, within 3 days of the execution of this agreement, the Puget Parties shall issue a correction and retraction with the SEC of the Civil Threat Letter and other offensive statements made against the Adar Parties in PUGET’s previous SEC filings, in the form set forth in Exhibit A hereto. The Puget Parties acknowledge that their obligations under the terms of this paragraph are a material part of the Agreement, without which the Adar Parties would not have entered into this Agreement, and the Parties acknowledge and recognize that the retraction letter will only be to the benefit of the Recipient ADAR and the above described beneficiaries, and may not inure to the benefit of any other PUGET alleged creditor or third party.

Section 4.

Release of PUGET and Puget Parties

Upon the Puget Parties’ performance of each and every provision of this Agreement and the Notes incorporated by reference herein,  ADAR  for itself and for its officers, directors, agents, employees, attorneys, business units,

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divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, successors and assigns (collectively, the “ADAR Releasors”), shall remise, release and forever discharge PUGET, its officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, successors and assigns (collectively, the “Puget Releasees”), of and from all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of actions, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, known or unknown, which against PUGET and/or the Puget Releasees  the ADAR Releasors ever had, now have or hereafter can, shall, or may have for whatsoever from the beginning of the world to the date hereof concerning the Note, SPA, and related agreements, other than their rights under this Agreement.

Section 5.

 Release of ADAR

In consideration of  ADAR’S execution of this Agreement, the PUGET Parties, for themselves and for their officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents, successors and assigns (collectively, the “Puget Releasors”), hereby remise, release and forever discharge, ADAR and its named beneficiaries, their officers, directors, agents, employees, attorneys, business units, divisions, affiliates, direct or indirect parent corporations, subsidiaries, predecessors in interest, administrators, agents successors and assigns (collectively, the “ADAR Releasees”) of and from all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of actions, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, known or unknown, which against ADAR and/or the ADAR Releasees the Puget Releasors ever had, now have or hereafter can, shall, or may have for whatsoever from the beginning of the world to the date hereof concerning the Note, SPA, and related agreements or actions, other than their rights under this Agreement.

Section 6.

Unknown Facts.

The Parties acknowledge that they may hereafter discover facts different from or in addition to, those which they now know to be or believe to be true.

Section 7.

Reasonable Acts.

The Parties hereto covenant to perform such acts, including the execution and delivery of all documents, which may be necessary or appropriate in order to consummate and make fully effective the objectives of this Agreement.

Section 8.

Non-disparagement.

The Parties agree that they will not denigrate, disparage, slander or defame each other or their agents, assigns, or attorneys, nor will they make any false,  statements orally or in writing, concerning the other Party or their agents, assigns, or attorneys.

Section 9.

No Coercion or Duress.

The Parties hereby represent and warrant that they are fully aware of the terms set forth in this Agreement and have voluntarily, and without coercion or duress of any kind, entered into this Agreement intending to be legally bound by its terms.  The Parties hereto represent and declare that in executing this Agreement, it is voluntary, they rely solely upon their own judgment, belief and knowledge, and the advice or recommendations of their own independently chosen counsel considering the nature, extent, duration of their rights and claims hereunder.

Section 10.

Jurisdiction

This   Agreement   shall be   governed  by   and construed  in accordance  with the  laws of the State of New  York  without  regard  to  principles of conflicts  of  laws.  The Court shall retain jurisdiction to enforce the terms of this Agreement.  However, in the event that the Court declines to exercise jurisdiction under the terms of this Agreement, any  action  brought  by  either  party  against   the   other   shall  be  bought  only  in the  state courts or in the  federal  courts  located  in  the State and  County of New York.   The parties to this Agreement hereby  irrevocably  waive  any  objection  to jurisdiction and  venue  of  any action instituted hereunder and shall not assert any defense  based on· lack of jurisdiction  or venue  or based  upon forum  non-conveniens.

Section 11.

Costs and Attorneys’ Fees.

Except as otherwise noted herein, The Parties agree to bear their own costs and attorneys’ fees in connection with the negotiation of this Agreement.

Section 12.

Notice and Cure Period.  The Parties specifically acknowledge that they shall be entitled to notice of default under the terms of this Agreement and that they shall have a period of three (3) business days to cure any

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alleged default in such notice before the notifying party may proceed to take any action to enforce the terms and conditions of this Agreement..

Section 13.

Neutral Construction of Agreement.

This Agreement is the product of arm’s-length negotiations between the parties.  Each of the parties agrees that neither party will claim that any ambiguity in this Agreement shall be construed against the other party or against the drafter of this Agreement.

Section 14.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and assigns (including without limitation, any receiver, conservator, rehabilitator, liquidator, provisional liquidator, trustee or other statutory successor or quasi-statutory successor).  Notwithstanding anything to the contrary in this Agreement, in the event that any person or entity or successor who is described as receiving a release under this Agreement brings any claim purportedly released hereunder against any person or entity or successor described as providing a release in this Agreement, the release given to the person or entity bringing such claim shall immediately become null, void and of no effect.

Section 15.

Entire Agreement.  This Agreement may not be amended except by an instrument in writing executed by the party against whom such amendment is to be enforced..

Section 16.

Counterparts; Facsimiles.  This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall constitute an original, but such counterparts shall together constitute but one and the same instrument.  A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

Section 17.

Severability.  If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

Section 18.

Authority. Each person signing this Agreement represents and warrants that he/she has been duly authorized and has the requisite authority to execute and deliver this Agreement on behalf of such Party, to bind his or her respective client or clients to the terms and conditions of this Agreement and to act with respect to the rights and claims that are being altered or otherwise affected by this Agreement.

Section 20.

Confidentiality.  Except to the extent disclosure hereof is required in PUGET’s filings with the SEC, the Parties covenant and agree that it is AN ESSENTIAL CONDITION OF THIS AGREEMENT that its contents, terms and provisions be maintained confidential for a period of sixty days from execution , for which reason  the Agreement shall be filed under seal with the US District Court in which the Civil Action is pending for a period of sixty days from execution and any beach of this confidentiality provision by any Party hereto without the express prior written consent of the other Parties and/or an order of the Court shall be subject to any and all available remedies in law and equity. After 60 days from execution of this Agreement, either party may request that the Court so-order this agreement.

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of

March ___, 2017. .

ADAR BAYS, LLC

Dated:

New York, New York

March____, 2017

________________________________

By:

Dated:

New York, New York

March____, 2017

________________________________

PUGET TECHNOLOGIES, INC.

Dated:

Denver, Colorado

March ____, 2017

_______________________________

By:  THOMASA. JASPERS

Dated:

Miami, Florida

March ____, 2017

_______________________________

HERMANN C. BURCKHARDT

Dated:

Denver, Colorado

March____, 2017

_______________________________

THOMAS A. JASPERS

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EXHIBIT A

[ATTACH LETTER OF RETRACTION}

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